UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2020

CQENS Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55470	27-1521407
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5550 Nicollet Avenue, Minneapolis, MN 55419

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (612) 812-2037 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section3(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On July 24, 2020, CQENS Technologies Inc. (the “Company”) entered into an Amended and Restated Operating Agreement (the “Operating Agreement”) of Leap Technology LLC (“Leap Technology”) with Zong Group Holdings LLC (“Zong”) and Leap Management LLC (“LM”). Under the terms of the Operating Agreement and the related Contribution Agreement dated July 24, 2020 (the “Contribution Agreement”), the Company acquired a 55% membership interest in Leap Technology in exchange for the contribution of an exclusive, royalty-free license (the “License Agreement”) for the use in the Asia Pacific countries listed in the Contribution Agreement of certain of our intellectual property, patents pending and patents related to our heated tobacco product technology. It is expected that Leap Technology will form additional business entities to commercialize our propriety technology in those Asia Pacific countries which include China, India, Indonesia, Vietnam, the Philippines, Thailand, Malaysia, Singapore and Hong Kong. The goal of the joint venture is the market development of the Company’s intellectual property in the Asia Pacific region together with other initiatives and the formation business relationships with tobacco companies who operate in the Asia Pacific region.

Under the terms of the Operating Agreement, there will be five managers of the Leap Technology, three of whom will be designated by the Company and two of whom will be designated by Zong. Zong and LM have jointly agreed to raise equity to fund the operations of the expected additional business entities to be formed by Leap Technology as well as using their best efforts to assist the Company in raising capital. In the event ZONG and LM jointly fail to undertake their best efforts, as evidenced by failure to fulfill most of their financial obligations under the Operating Agreement, the Company may exercise a right to repurchase from Leap Technology the CQENS IP (as defined under the Operating Agreement) contributed under the Contribution Agreement for a nominal cash amount.

The foregoing terms and conditions of the Operating Agreement, the Contribution Agreement and the License Agreement are qualified in their entirety by reference to such agreements which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number

10.1	Form of Amended and Restated Operating Agreement dated July 24, 2020 of Leap Technology LLC (“Leap Technology”) by and between CQENS Technologies Inc., Zong Group Holdings LLC and Leap Management LLC.				Filed
10.2	Form of Contribution Agreement Via Exclusive Licensing Agreement dated July 24, 2020 by and between CQENS Technologies Inc. and Leap Technology LLP				Filed
10.3	Form of Intellectual Property License Agreement dated July 2, 2020 by and between CQENS Technologies Inc. and Leap Technology LLP				Filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CQENS Technologies Inc.

Date: July 29, 2020	By:	/s/ William P. Bartkowski
William P. Bartkowski, President

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